Exhibit 99.2
ITEM 9(b). PRO FORMA FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2008
(In thousands)

	HISTORICAL		PRO FORMA		PRO FORMA
	BROADCOM	DTV BUSINESS	ADJUSTMENTS		COMBINED
ASSETS
Current assets:
Cash and cash equivalents	$1,475,858	$—	$(143,500	)(a)	$1,332,358
Short-term marketable securities	770,872	—	—		770,872
Accounts receivable, net	501,015	—	—		501,015
Inventory	322,605	14,000	12,560	(b)	349,165
Prepaid expenses and other current assets	105,481	—	—		105,481

Total current assets	3,175,831	14,000	(130,940)		3,058,891
Property and equipment, net	252,999	4,000	200	(c)	257,199
Long-term marketable securities	40,905	—	—		40,905
Goodwill	1,386,394	65,000	(65,000	)(d)	1,449,934
			63,540	(e)
Purchased intangible assets, net	34,253	81,000	(81,000	)(d)	83,453
			49,200	(e)
Other assets	58,293	—	—		58,293

Total assets	$4,948,675	$164,000	$(164,000)		$4,948,675

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$459,593	$—	$—		$459,593
Wages and related benefits	166,137	—	1,000	(f)	167,137
Deferred revenue	10,246	—	—		10,246
Accrued liabilities	238,010	—	2,000	(g)	243,010
			3,000	(m)

Total current liabilities	873,986	—	6,000		879,986
Commitments and contingencies
Long-term deferred revenue	4,764	—	—		4,764
Other long-term liabilities	65,879	—	—		65,879
Shareholders’ equity:
Common stock	51	—	—		51
Additional paid-in capital	11,174,887	—	—		11,174,887
Accumulated deficit	(7,165,115)				(7,171,115)
Contributed capital		164,000	(164,000	)(h)	—
			(6,000	)(f)(g)(m)
Accumulated other comprehensive loss	(5,777)	—	—		(5,777)

Total shareholders’ equity	4,004,046	164,000	(170,000)		3,998,046

Total liabilities and shareholders’ equity	$4,948,675	$164,000	$(164,000)		$4,948,675

See Note 3 of Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information for description of Pro Forma adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2008
(In thousands, except per share data)

	Historical		Pro Forma		Pro Forma
	Broadcom	DTV Business	Adjustments		Combined
Net revenue	$3,531,616	$65,000	$—		$3,596,616
Cost of revenue	1,655,218	39,000	6,051	(i)	1,700,269

Gross profit	1,876,398	26,000	(6,051)		1,896,347
Operating expense:
Research and development	1,115,002	68,000	—		1,183,002
Selling, general and administrative	395,904	20,000	—		415,904
Amortization of purchased intangible assets	550	29,000	9,113	(j)	38,663
In-process research and development	10,900	—	—		10,900
Impairment of goodwill and purchased intangible assets	2,150	567,000	(135,000	)(k)	434,150
Settlement costs	15,810	—	—		15,810
Restructuring costs (reversal)	(1,000)	—	—		(1,000)

Income (loss) from operations	337,082	(658,000)	119,836		(201,082)
Interest income, net	44,983	—	(2,863	)(l)	42,120
Other expense, net	(2,987)	—	—		(2,987)

Income (loss) before income taxes	379,078	(658,000)	116,973		(161,949)
Provision for income taxes	5,069	—	3,000	(m)	8,069

Net income (loss)	$374,009	$(658,000)	$113,973		$(170,018)

Basic earnings per share	$0.72				$(0.33)

Diluted earnings per share	$0.70				$(0.33)

Weighted average shares (basic)	517,418				517,418

Weighted average shares (diluted)	531,187				517,418

See Note 3 of Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information for description of Pro Forma adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2007

	Historical		Pro Forma		Pro Forma
	Broadcom	DTV Business	Adjustments		Combined
Net revenue	$3,776,395	$155,000	$—		$3,931,395
Cost of revenue	1,832,178	82,000	8,067	(i)	1,922,245

Gross profit	1,944,217	73,000	(8,067)		2,009,150
Operating expense:
Research and development	1,348,508	88,000	—		1,436,508
Selling, general and administrative	492,737	23,000	—		515,737
Amortization of purchased intangible assets	1,027	63,000	12,150	(j)	76,177
In-process research and development	15,470	—	—		15,470
Impairment of goodwill and purchased intangible assets	1,500	476,000	—		477,500

Income (loss) from operations	84,975	(577,000)	(20,217)		(512,242)
Interest income, net	131,069	—	(7,347	)(l)	123,722
Other expense, net	3,412	—	—		3,412

Income (loss) before income taxes	219,456	(577,000)	(27,564)		(385,108)
Provision for income taxes	6,114	—	8,000	(m)	14,114

Net income (loss)	$213,342	$(577,000)	$(35,564)		$(399,222)

Basic earnings per share	$0.39				$(0.74)

Diluted earnings per share	$0.37				$(0.74)

Weighted average shares (basic)	542,412				542,412

Weighted average shares (diluted)	577,682				542,412

See Note 3 of Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information for description of Pro Forma adjustments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL INFORMATION
1. BASIS OF PRO FORMA PRESENTATION
     The following unaudited pro forma condensed combined financial information gives the effect to the acquisition of the digital television business of Advanced Micro Devices, Inc., or the DTV Business, by Broadcom Corporation, or Broadcom. The acquisition was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, was allocated to the net tangible and intangible assets of the DTV Business acquired in connection with the asset purchase agreement, based on their respective fair values as of the completion of the acquisition. Management has estimated the fair values of assets acquired from the DTV Business. In determining these fair values, management has considered the net realizable value attributable to net tangible and intangible assets of the DTV Business. Management’s final valuation of the fair value of assets acquired will be based on the actual net tangible and intangible assets of the DTV Business that existed as of the date of the completion of the acquisition.
     The DTV Business was not operated as a stand-alone business, but was a division of AMD, operating within a business group. The accompanying financial statements of the DTV Business have been prepared from the historical accounting records of AMD and do not purport to reflect the assets acquired and liabilities assumed, and the net revenues and direct expenses that would have resulted, if the DTV Business had been a separate, stand-alone company during the periods presented. It is not practical for management to reasonably estimate expenses that would have resulted if the DTV Business had operated as an unaffiliated independent company. Since separate complete financial statements were not maintained for the DTV Business’ operations, preparation of statements of operations and cash flows, including amounts charged for income taxes, interest, and other expenses, was deemed impractical. Additionally, since only certain assets were acquired, a balance sheet and statement of stockholders’ equity was not applicable. The statements of assets to be acquired as of September 27, 2008 and statements of net revenues and direct expenses for the year ended December 29, 2007 and the nine months ended September 27, 2008 include all adjustments (consisting only of normal recurring adjustments) that the DTV Business considers necessary for a fair statement of the assets acquired and net revenues and direct expenses for the periods presented. Future results of combined operations and combined financial position have differed and could continue to differ materially from the historical amounts presented herein. Complete financial statements for the DTV Business were not prepared, as the DTV Business was not maintained as a separate reporting unit and therefore it was impracticable to prepare full GAAP financial statements in accordance with U.S. generally accepted accounting principles, or GAAP, as required by Rule 3-05 of Regulation S-X.
     The unaudited pro forma condensed combined balance sheet as of September 30, 2008 gives effect to the acquisition as if it had occurred on September 30, 2008 and, due to the different fiscal period ends, combines the historical balance sheet of Broadcom at September 30, 2008 and the statement of assets to be acquired of the DTV Business at September 27, 2008. The Broadcom balance sheet information was derived from our unaudited condensed consolidated balance sheet as of September 30, 2008 included in the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, or the Q3 2008 Form 10-Q, filed with the Securities and Exchange Commission, or SEC, on October 22, 2008. The statement of assets to be acquired of the DTV Business included therein was derived from the audited statements of assets to be acquired of the DTV Business as of September 27, 2008 included herein.
     The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2008 and statement of operations for the year ended December 31, 2007 are presented as if the transaction was consummated on January 1, 2007 and, due to different fiscal period ends, combines the historical results of Broadcom for the nine months ended September 30, 2008 and for the year ended December 31, 2007, and the historical results of the DTV Business for the nine months ended September 27, 2008 and year ended December 29, 2007. The results of Broadcom’s statement of operations for the nine months ended September 30, 2008 were derived from our unaudited condensed consolidated statement of operations included in the Q3 2008 Form 10-Q, and the results of Broadcom’s statement of operations for the year ended December 31, 2007 were derived from our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, or 2007 Form 10-K, filed with the SEC January 28, 2008. The statement of net revenues and direct expenses of the DTV Business for the nine months ended September 27, 2008 was derived from the audited financial statements included herein and the statement of net revenues and direct expenses of the DTV Business for the year ended December 29, 2007 were derived from the audited financial statements included herein.
     The unaudited pro forma condensed combined financial statements have been prepared by Broadcom’s management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position, the results of operations in future periods or the results that actually would have been realized had Broadcom and the DTV Business been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of these financial statements. The unaudited pro forma condensed combined financial statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the consolidated financial statements of Broadcom as of and for the year ended December 31, 2007, derived from the 2007 Form 10-K and the Q3 2008 Form 10-Q.
2. PURCHASE PRICE ALLOCATION
     On October 28, 2008 Broadcom acquired certain assets of the DTV Business. Under the terms of the definitive asset purchase agreement, Broadcom paid approximately $141.5 million in cash. This amount was reduced from a previously announced purchase price of $192.8 million due to lower than expected revenue for the DTV Business for the fourth quarter of 2008. A portion of the consideration payable to AMD was placed into escrow pursuant to the terms of the definitive asset purchase agreement. In connection with the asset purchase agreement, Broadcom and AMD also entered into a transaction services agreement whereby AMD provides certain transitional types of services to Broadcom. Such transitional services primarily include supply chain support, certain IT support and facilities services. In addition, Broadcom and AMD entered into a non-competition agreement whereby AMD agrees to not conduct any DTV related business in the future.
     The purchase price of the DTV Business was determined as follows (in thousands):

Cash paid by Broadcom	$141,500
Estimated transaction costs	2,000

Estimated total purchase consideration	$143,500

     Under the purchase method of accounting, the total purchase price was allocated to net tangible and intangible assets acquired based on their estimated fair values as of the date of the completion of the acquisition as follows (in thousands):

Preliminary allocation to:
Historical book value of DTV assets	$18,000
Adjustments to step-up inventories to fair value	12,560
Net adjustments to step-up property and equipment, net to fair value	200

Fair value of tangible net assets acquired		30,760
Completed technology		24,200
Customer relationships		23,600
Trade name		1,400
Goodwill		63,540

Total purchase price allocation		$143,500

     These preliminary allocations have been made by Broadcom management and a number of underlying assumptions, in particular those relating to in-process research and development, are still being evaluated. To the extent that these assumptions are revised, the preliminary allocation of the purchase price could be materially different from that identified above.
     Completed technology consisted of products that have reached technological feasibility and includes chipsets that have been completed and shipped in volume to customers. The value of the chip technology was determined by discounting estimated net future cash flows for the products. Broadcom will amortize the existing technology on a straight-line basis over an average approximate estimated life of three years.

     Customer relationships represent future projected revenue that will be derived from sales of future versions of existing products that will be sold to existing customers. Broadcom will amortize customer relationships on a straight-line basis over an average estimated life of two years.
     Trade name represents the Xilleon product name to label current products and next generation’s products in the segments Low Xilleon, Mid Xilleon and Hi Xilleon. All other trade names have been abandoned. Broadcom will amortize the trade name on a straight-line basis over an average estimated life of four years.
     At the present time management has not assigned any value to in-process research and development as the projections for future cash flows related to the in-process development efforts are forecasted to be negative over the estimated future lives of this generation technology.
     The transaction services agreements have been deemed to include fair market value rates and therefore no intangible asset has been assigned. No value was assigned to the non-competition agreement given the cost, effort and low probability of re-entry into the DTV business by AMD.
     Broadcom issued approximately 1.2 million restricted stock units with a fair value of $19.7 million in connection with acquisition and did not assume any equity awards of the DTV Business. Future stock-based compensation expense will be approximately $5.0 million per year over the next four years.
3. PRO FORMA ADJUSTMENTS
     The pro forma adjustments are necessary to reflect the purchase price and to adjust amounts related to the DTV Business’s net tangible and intangible assets to a preliminary estimate of their fair value.
     Broadcom has evaluated and continues to evaluate pre-acquisition contingencies relating to the DTV Business that existed as of the acquisition date. If these pre-acquisition contingencies that existed as of the acquisition date become probable in nature and estimable during the remainder of the purchase price allocation period (generally one year from the acquisition date), amounts may be recorded for such matters in or subsequent to the purchase price allocation period, in Broadcom’s results of operations.
     The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:
a)	To record the cash paid for the total estimated purchase consideration.

b)	To record the difference between the preliminary estimate of the fair value and the historical amounts of inventory values of the DTV Business based on estimated selling prices less a reasonable profit allowance for the selling effort.

c)	To record the net difference between the preliminary estimate of the fair value and the historical amounts of property and equipment values of the DTV Business.

d)	To eliminate previously recorded goodwill and purchased intangible assets of the DTV Business.

e)	To record the preliminary allocation of the purchase price to goodwill and purchased intangible assets.

f)	To accrue estimated accrued liabilities assumed by Broadcom.

g)	To accrue estimated transaction costs.

h)	To record the elimination of contributed capital.

i)	To record amortization expense for completed technology over an estimated period of benefit of three years.

j)	To record amortization expense for customer relationships and trade names over an estimated period of benefit of approximately two years.

k)	To eliminate the goodwill impairment charge that was recorded in the financial statements of the DTV Business as a direct result of the purchase price of the DTV business by Broadcom.

l)	To adjust interest income for cash used in acquisition.

m)	Reflects the estimated tax effects of the pro forma adjustments.
     The historical financial statements of the DTV business reflect amounts of stock-based compensation expense for the periods presented, which are similar to the amounts that would have been recorded if the Broadcom issued restricted stock units had been issued at January 1, 2007, therefore no pro forma adjustment was included.
4. PRO FORMA EARNING PER SHARE
     Basic and diluted earnings (loss) per share for each period are calculated by dividing pro forma net income (loss) by the shares used to calculate earnings (loss) per share. Potential common shares are excluded from the calculation of diluted earnings (loss) per share in a loss period, as the effect would be antidilutive.